SETTLEMENT AGREEMENT
AND
RELEASE

This Settlement Agreement and Release (the "**Agreement**") is entered into as of December 4, 2015 (the "**Effective Date**") by and between Monarch America, Inc., a Nevada corporation with an address at 1150 W Custer Place, Denver, CO, 80223 (the "Company") and Glamis Capital SA (the "Creditor"), with an address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960. The Company and the Creditor are occasionally referred to herein individually as a "**Party**" and collectively as the "**Parties**."

RECITALS

WHEREAS, on December 5, 2014, the Parties entered into a Promissory Note (the "Note") under which the Creditor loaned the Company an aggregate of $1,482,801 (the "Debt").

WHEREAS, the Note was reported by the Company on Form 8-K filed with the Securities and Exchange Commission ("**SEC**") on December 12, 2014;

WHEREAS, the Company and the Creditor confirm that, by prior mutual agreement, the Note is not, and has never been, in default notwithstanding any change in the Company's Board of Directors on July 21, 2015 (the "Board");

WHEREAS, the Creditor is willing to settle the Debt by and through (i) certain cash payments and (ii) the issuance of shares of the Company's common stock as set forth herein;

WHEREAS, the Creditor and the Company wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today with regard to the Debt; and

WHEREAS, each Party, without the Company admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties with respect to the Debt.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

1. **Recitals.** The foregoing recitals are true and correct and incorporated by reference herein.

2. **Consideration.** As full consideration for purposes of this Agreement with respect to the Debt, the Parties hereby agree to the following:

A. The Company shall:

(i) make a one-time cash payment, via bank wire transfer to a bank of Creditor's choosing, of Three Hundred Fifty Thousand Dollars ($350,000), and that such payment shall be received by Creditor no later than seven (7) business days after the Company sells its personal property located at 1150 Custer Place, Denver, Colorado. If this payment is not made by January 31, 2016, then the Creditor shall either (a) be issued a new 10% Promissory Note in the amount of $350,000, due on 10 days written notice and secured by 100% of that personal property located at 1150 Custer Place, Denver, Colorado, or (b) shall agree to be issued additional tranches of Settlement Shares, totaling $350,000, as that term is defined below. This shall be solely at the option of the Creditor.

(ii) make monthly cash payments (the "Monthly Payments"), via bank wire transfer, to Creditor as follows, with each such Monthly Payment being paid no later than the 5th calendar day of each

month in which it is due:

Payment Date	Amount Due
April 1, 2016	$20,000
May 1, 2016	$20,000
June 1, 2016	$30,000
July 1, 2016	$30,000
August 1, 2016	$40,000
September 1, 2016	$40,000
October 1, 2016	$50,000
November 1, 2016	$50,000

(iii) starting on December 4, 2015, or as soon as practicable thereafter, the Company shall convert One Hundred Twenty Five Thousand Dollars ($125,000) of the Debt into restricted shares of the Company's common stock for the months of December 2015 and January 2016 and One Hundred Thousand Dollars ($100,000) of the Debt into restricted shares of the Company's common stock thereafter for a period of 10 months (the "Settlement Shares"), with the Conversation Price (defined below) to be computed at a fifty (50%) percent discount to the then current market price of the Company's common stock. The conversion of the Settlement Shares shall take place in tranches per month, each tranche equal to 50% of the Debt amount eligible to be converted, (each a "Conversion Tranche"), on the 1st and 15th (each a "Conversion Date") of each month. The Conversion Price shall mean the Market Price (as defined herein) multiplied by 50% (discount rate). "Market Price" means the lowest Trading Price (as defined below) for the Common Stock during the fifteen (15) trading days preceding the Conversion Date, inclusive of the day of any such conversion. "Trading Price" means, as of any date, the lowest bid price on the Over-the-Counter Market, or applicable trading market (the "OTC Markets") as reported by a reliable reporting service ("Reporting Service") designated by the Creditor (*i.e.*, Bloomberg) or, if the OTC Markets is not the principal trading market for such security, the lowest sale price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the "pink sheets" by the OTC Markets Group, Inc.

B. The Creditor shall provide a full monthly accounting to the Company on all sales of the Settlement Shares. Such accounting shall include all transactions involving the Settlement Shares, including price and date of any sale.

C. Once all Debt has been converted pursuant to Section 2A(iii) above, and the Creditor has effected all such sales of the Settlement Shares, the Creditor shall provide a full accounting ("Final Accounting") on all monies received pursuant to this Agreement. If, at that time, the total payments received equals more than $50,000 than the amount contemplated under the terms of this Agreement of $1,880,000, then Creditor shall relinquish any further rights to receive any further payments. However, if, upon the Final Accounting, it is determined that the total payments received hereunder equal less than $$1,880,000, then the Company shall issue additional tranches of Settlement Shares pursuant to the terms of Section 2A(iii) until such time as the total monies received by the Creditor are equal to at least $1,880,000.

3. **Restrictive Legend**. The Parties hereby acknowledge that the Settlement Shares shall be issued by the Company pursuant to this Agreement have **not been registered** and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws. The shares to be issued by the Company pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the shares of the Company. Common Stock issued pursuant to this Agreement will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted

securities" within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

4. **Release.**

A. Creditor, on behalf of itself and its successors, officers, directors, administrators, representatives, insurers, agents and assigns shall release and forever discharge the Company, its predecessors, successors, parents, subsidiaries, and affiliates and all present and former officers, directors, partners, principals, employees, attorneys, insurers, agents and their respective administrators, representatives, spouses, heirs, agents and assigns from any and all claims, and causes of action whether currently known or unknown, foreseen or unseen, suspected or unsuspected, including with respect to the Debt and all accrued interest thereon, other than pursuant to the terms and provisions of this Agreement.

B. It is understood and agreed that, except as provided herein, this Agreement shall constitute a broad general release by the Creditor against the Company and shall be effective as a full and final accord and satisfaction, and as a bar to all actions, causes of action, costs, expenses, claims for sanctions, attorneys' fees, and damages, including claims now pending in any action, indemnity or contribution by Creditor, or its counsel, or any other claims or liabilities whatsoever, whether or not now known, suspected, claimed or concealed that are related to any action or claim. This general release includes but is not limited to any and all claims, causes of action, damages or accounts that now exist or may exist in the future arising out of any matters, agreements, omissions, representations made, money due, money paid, or any other relationship between the Parties at any time prior to the date hereof. It is the intention of Creditor to fully discharge and release the Company with respect to any and all matters, claims, causes of action, contracts or expenses arising from any matter, other than its obligations pursuant to the terms and provisions of this Agreement.

C. In connection with their waiver and relinquishment set forth in the previous paragraphs, Creditor acknowledges that it is aware that it may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement, but it is its intention to fully, finally and forever settle and release all of the disputes and differences known or unknown, suspected or unsuspected which do now exist, may exist in the future or have ever existed between the Parties. In furtherance of such intention, the Parties agree that this Agreement shall remain in effect as a full and complete settlement.

5. **Non-Disparagement.** So long as such Party has not breached this Agreement, each Party shall not in any written or oral communications with any third party, including but not limited to any credit reporting agency, investor or vendor, through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes any harm to, or negatively affects the other Party or their affiliates or subsidiaries or any of their respective directors or senior officers or the any of their businesses. Each Party shall not express any negative opinions of the other Party, the other Party's business, or any affiliates of the other Party. The provision shall be construed broadly and shall govern any statement, express or implied, made concerning any of the Parties, the Parties' business, or affiliates, subsidiaries or nominees of the Parties, unless required by law.

6. **Remedies Cumulative; Specific Performance.** The rights and remedies of the Parties hereto shall be cumulative (and not alternative). The Parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

7. **Entire Agreement; No Oral Modification**. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

8. **Authority To Execute**. Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

9. **Waiver.** No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

10. **Costs, Fees And Expenses.** In any action taken by the non-breaching Party to enforce its rights under this Agreement, the non-breaching Party shall be entitled to recover its costs, including reasonable attorney's fees, court fees, reliance damages and any and all costs, fees and expenses incurred by the non-breaching Party in connection with this Agreement.

11. **Counterparts**. This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

12. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

13. **Further Assurances**. The Parties hereby agree that they will execute each further documents and perform such further acts, including any and all filings or notices required to be filed with the SEC or any state and federal securities regulators as may be necessary to properly consummate the settlement contemplated hereunder.

14. **Miscellaneous**. Each of the undersigned states that they have read the foregoing Agreement and understands and agrees to it, and has had the opportunity to consult with his professional advisors prior to executing same.

15. **Opinion Letter**. The Company hereby agrees that the creditor shall use its own attorney, at the Creditors cost, to render any opinion letter requested by the Creditor to remove any and all restrictive legends from any Settlement Shares, or any other shares due hereunder, due to Creditor per the terms of this Agreement (the "Opinion Letter"). Creditor shall be able to deposit the Settlement Shares, or any other shares due hereunder, at Creditor's broker of choice.

16. **Non-Affiliate Status**. The Company hereby acknowledges and agrees that the Creditor is neither an officer, director, or control person of the Company as those terms have been defined by the Securities & Exchange Commission ("SEC"). Control securities are those held by an affiliate of the Company. An affiliate is a person, such as an executive officer, a director or large shareholder, in a relationship of control with the issuer. ***Control means the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise.*** Therefore, the Settlement Shares, when issued, shall all qualify for legend removal based on this fact.

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SIGNATURE PAGE TO SETTLEMENT AND RELEASE AGREEMENT

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Monarch America, Inc.,
a Nevada corporation

Dated: December 4, 2015

By:
Name: Eric M Hagen
Title: President and CEO

Dated: December ___, 2015

Glamis Capital S.A.,

By:
Name: R. Cag..b
Title: Director